Exhibit 32.1

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Medical Systems Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas W. Kohrs, as Chief Executive Officer of the Company, and M. James Call, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 11, 2003	By: Name:	/s/ Douglas W. Kohrs Douglas W. Kohrs
	Title:	Chief Executive Officer

Date: August 11, 2003	By:	M. James Call
	Name:	M. James Call
	Title:	Executive Vice President and Chief
Financial Officer

Note: A signed original of this written statement required by Section 906 has been provided to American Medical Systems Holdings, Inc. and will be retained by American Medical Systems Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.